                            SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Information Statement       [ ] Confidential, for Use of
[ ]  Definitive Information Statement            the Commission Only (as
                                                 permitted by Rule 14c-5(d)(2))


                          RETURN ASSURED INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction: N/A

        ------------------------------------------------------------------------

     (5)  Total fee paid: N/A

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          N/A
        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
          N/A
        ------------------------------------------------------------------------

     (3)  Filing Party:
          N/A
        ------------------------------------------------------------------------

     (4)  Date Filed:
          N/A
        ------------------------------------------------------------------------

                        PRELIMINARY INFORMATION STATEMENT

                           RETURN ASSURED INCORPORATED
                            1901 Avenue of the Stars
                                   Suite 1710
                              Los Angeles, CA 90067

                        PRELIMINARY INFORMATION STATEMENT

         This information statement is being mailed to the stockholders of Return Assured Incorporated (the "Company"), commencing on or about April 2, 2002, to all stockholders of record on March 29, 2002, in connection with the prior approval by the board of directors of the Company of the corporate actions referred to below and their subsequent adoption by a majority of the stockholders of the Company (the "Majority Stockholders"). Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these transactions before they take effect. The total number of shares of the Common Stock outstanding on March 20, 2002 is 35,834,012. As of March 20, 2002, the total number of outstanding warrants for the purchase of shares of Common Stock is 685,000.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

1. REVERSE STOCK SPLIT

         The Company, as authorized by the necessary approvals of the board of directors and the Company's Majority Stockholders, have approved the adoption of a one (1) for sixty (60) reverse stock split whereby record owners of Common Stock as of March 29, 2002 shall own one share of Common Stock for every sixty shares held (the "Reverse Stock Split"). There shall be no fractional shares and each fractional share shall be rounded up to the nearest whole share. The capital accounts of the Corporation shall remain unaffected by the aforesaid Reverse Stock Split and that, consequently, upon such Reverse Stock Split, the stated value of the Common Stock shall remain in the same proportion as the Reverse Stock Split. The Reverse Stock Split will become effective on any date (the "Effective Date") selected by the Board on or after April 22, 2002.

         On the Effective Date, the Reverse Stock Split will be effective, and each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be, automatically and without any action on the part of the shareholders, converted into and reconstituted into 1/60 of a share of the Company's Common Stock (the "New Common Stock");

provided, however, that no fractional shares of New Common Stock will be issued as a result of the Reverse Stock Splits. Each fractional share shall be rounded up to the nearest whole share.

         Shortly after the Effective Date, shareholders will be asked to surrender certificates representing shares of Old Common Stock in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing shares of New Common Stock will be issued and forwarded to the shareholders; however, each certificate representing shares of Old Common Stock will continue to be valid and represent the number of shares of New Common Stock equal to the number of shares of Old Common Stock adjusted for the Reverse Stock Split. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL LETTER.

         PURPOSE OF THE REVERSE SPLIT

         The Board believes the Reverse Stock Split is desirable for several reasons. The Reverse Stock Split should enhance the acceptability of the Common Stock by the financial community and the investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is anticipated initially to increase proportionally the per share market price of the Common Stock. The Board also believes that the proposed Reverse Stock Split may result in a broader market for the Common Stock than that which currently exists. The expected increased price level may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Stock Split Effective Date.

         Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by such Reverse Stock Split.

         However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per share of New Common Stock after the Reverse Stock Split will be equal to the applicable multiple of the market price per share of Old Common

Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Shareholders should note that the Board cannot predict what effect the Reverse Stock Split will have on the market price of the Common Stock.

         EFFECT OF THE REVERSE STOCK SPLIT

         Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock, though separate action is being taken to increase the number of authorized shares of common stock, which is currently 50,000,000 shares (see the section entitled "Increase in the Number of Authorized Shares of Common Stock"). As discussed above, proportionate voting rights and other rights of the holders of Common Stock will not be altered by the Reverse Stock Split.

         Shareholders should note that certain disadvantages may result from the adoption of this Reverse Stock Split. The number of outstanding shares of Common Stock will be decreased as a result of a Reverse Stock Split, but the number of authorized shares of Common Stock will not be so decreased. The Company will therefore have the authority to issue a greater number of shares of Common Stock following the Reverse Stock Split without the need to obtain shareholder approval to authorize additional shares. Any such additional issuance may have the effect of significantly reducing the interest of the existing shareholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

         The par value of the Common Stock will remain at $.001 per share following the Reverse Stock Split, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not affect the Company's total shareholders' equity. All share and per share information would be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

         The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not effect the registration of the Common Stock under the Exchange Act. After the Effective Date, trades of the New Common Stock will be reported on the Nasdaq electronic "Bulletin Board" under the Company's symbol RTNA.

         FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

         The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock

Split. The Company, however, believes that because the Reverse Stock Split is not part of a plan to increase any shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following federal income tax effects:

         1. A shareholder will not recognize gain or loss on the exchange of Old Common Stock for New Common Stock. In the aggregate, the shareholder's basis in shares of New Common Stock will equal his basis in shares of Old Common Stock.

         2. A shareholder's holding period for tax purposes for shares of New Common Stock will be the same as the holding period for tax purposes of the shares of Old Common Stock exchanged therefor.

         3. The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code or will otherwise qualify for general nonrecognition treatment, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

         SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

2. INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Company, as authorized by the necessary approvals of the board of directors and the Company's Majority Stockholders, have approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $ .001 per share ("Common Stock ), from 51,000,000 shares to 105,000,000 shares consisting of 100,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, $.0001 per share. Stockholders representing a majority of the issued and outstanding shares have approved this proposed amendment. As of March 20, 2002, 35,834,012 shares of Common Stock were issued and outstanding. As of March 20, 2002, the total number of outstanding warrants for the purchase of shares of Common Stock is 685,000.

         The Board believes that the proposed increase is desirable so that, as the need may arise, the Company will have more flexibility to issue shares of Common Stock without the expense and delay of a special stockholders' meeting in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes.

         Authorized but unissued shares of the Company's Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law or stock exchange policies.

         The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dillutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

         The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt.

MATERIAL INCORPORATED BY REFERENCE

         The audited balance sheets of the Company as of August 31, 2001 and August 31, 2000 and the related statements of operations, shareholders' equity and cash flows for the years ended August 31, 2001 and August 31, 2000 are incorporated herein by reference to the Company's Annual Reports on Form 10-KSB/A, as amended, for the fiscal years ended August 31, 2001 and August 31, 2000 (the "Annual Reports"). The Company's unaudited balance sheet as of November 30, 2001 and the related statements of operations and cash flows for the three month period ended November 30, 2001 are incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for that period.

         Information required pursuant to Item 13(a) of Schedule 14A and specified in Item 303 of Regulation S-B is hereby incorporated by reference to the Annual Reports and the Quarterly Report listed above.

         Information required pursuant to Item 13(a) of Schedule 14A and specified in Item 304 of Regulation S-B is hereby incorporated by reference to the Current Report listed above.
..
                                        By Order of the Board of Directors


                                        Matthew J. Sebal
                                        President, Chairman & Director

                                  EXHIBIT LIST



EXHIBIT A                  Amendment to Certificate of Incorporation

EXHIBIT B                  Awareness Letter  of Goldstein Golub Kessler

EXHIBIT C                  Consent of  Goldstein Golub Kessler

EXHIBIT D                  Consent of  Goldstein Golub Kessler

EXHIBIT E                  Consent of  Pannell Kerr Forster

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                           RETURN ASSURED INCORPORATED

                                Under Section 242
                                     of the
                        Delaware General Corporation Law

         I, the President and Chairman of Return Assured Incorporated, a corporation existing under the laws of the state of Delaware, do hereby certify as follows:

         First: That the name of the corporation is Return Assured Incorporated.

         Second: That the certificate of incorporation of the corporation was filed with the Delaware Secretary of State on June 18, 1996.

         Third: That at a meeting of the board of directors of the corporation, resolutions were adopted setting forth proposed amendments to the certificate of incorporation of said corporation, declaring said amendments to the certificate of incorporation to be advisable and requesting the consent of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

                                AUTHORIZED SHARES

          RESOLVED, that the Certificate of Incorporation of the corporation be amended by adding to Article IV, the following:

              All issued and outstanding shares of Common Stock, par value $.001 per share, ("Old Common Stock"), outstanding as of the close of business on the date this Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Date") shall automatically without any action on the part of the holder of the Old Common Stock be converted into one sixtieth (1/60) the number of shares of Common Stock , par value $.001 per share ("New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates are reclassified under the terms hereof. Prior to the Effective Date, there are 35,834,012 shares of issued and outstanding shares of Old Common Stock and 14,165,988 shares of authorized but unissued shares of Old Common Stock. On the Effective Date, there will be approximately 597,234 issued and outstanding shares of New Common Stock and 99,402,766 shares of authorized but unissued shares of New Common Stock. The 35,834,012 shares of Old Common Stock are hereby changed into approximately 597,234 shares of New Common Stock at the rate of 1-for-60.

         The total number of shares of stock which the corporation shall have authority to issue is 105,000,000 of which 100,000,000 shall be common stock, par value $.001 per share, and 5,000,000 shall be preferred stock, par value $.0001 per share. No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

         Fourth: That thereafter, pursuant to resolutions of the board of directors, stockholders holding not less than the necessary number of shares as required by statute consented in writing to the amendments in accordance with
Section 228 of the General Corporation Law.

         Fifth: That said amendments to the certificate of incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the state of Delaware by written consent of the holders of a majority of all outstanding shares that would have been entitled to vote if such action was taken at a meeting of stockholders.

         Sixth: That the capital of the corporation shall not be reduced under or by reason of said amendments.

         IN WITNESS WHEREOF, the undersigned affirms, under penalty of perjury, that the foregoing instrument is the act and deed of the corporation and that the facts stated therein are true.


                                            ----------------------------
                                            Matthew J. Sebal
                                            President and Chairman

                                    EXHIBIT B
                          ACCOUNTANT'S AWARENESS LETTER


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We are aware that our report dated January 14, 2002, on our review of the interim financial statements of Return Assured Incorporated and Subsidiaries as of November 30, 2001 and for the three month period ended November 30, 2001 included in the Form 10-QSB for the quarter ended November 30, 2001 is being incorporated by reference in the Company's Preliminary Information Statement on
Schedule 14C. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered as part of the Information Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York
March 20, 2002

EXHIBIT C
CONSENT OF INDEPENDENT AUDITORS
INDEPENDENT AUDITOR'S CONSENT



To the Board of Directors
Return Assured Incorporated

We hereby consent to the incorporation by reference in this Preliminary Information Statement on Schedule 14C of our report dated November 30, 2001 on the consolidated financial statements of Return Assured Incorporated and Subsidiaries appearing in the Annual Report on Form 10- KSB of Return Assured Incorporated, for the year ended August 31, 2001.

Goldstein Golub Kessler LLP
New York, New York
March 20, 2002

                                    EXHIBIT D

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Return Assured Incorporated

We hereby consent to the incorporation by reference in this Preliminary Information Statement on Schedule 14C of Return Assured Incorporated, formerly known as Hertz Technology Group, Inc., of our report dated October 26, 2000 on the consolidated financial statements of Hertz Technology Group, Inc and Subsidiaries appearing in the Annual Report on Form 10-KSB, as amended, of Return Assured Incorporated for the year ended August 31, 2000.


Goldstein Golub Kessler LLP
New York, New York
March 20, 2002

                                    EXHIBIT E

                         CONSENT OF INDEPENDENT AUDITORS


March 20, 2002

Board of Directors
Return Assured Incorporated
2240-885 West Georgia Street
Vancouver, BC V6C 3E8

Dear Sirs:

We consent to the incorporation by reference in this Preliminary Information Statement on Schedule 14C of Return Assured Incorporated, formerly known as Hertz Technology, Inc., of our report dated September 27, 2000 and October 17, 2000 relating to the audited financial statements for the period ending August 31, 2000 of Return Assured Incorporated (formerly A Sure eCommerce, Inc.) appearing in the Annual Report on Form 10-KSB, as amended, of Return Assured Incorporated, formerly known as Hertz Technology Group, Inc., for the year ended August 31, 2000.

"Pannell Kerr Forster"
CHARTERED ACCOUNTANTS
Vancouver, Canada